Investor Presentation Second Quarter 2020 Exhibit 99.1

Forward-Looking Statements & Non-GAAP Financial Measures This presentation may contain forward-looking statements with respect to the financial condition, results of operations, trends in lending policies, plans, objectives, strategy, future performance or business of the Company. Forward-looking statements are generally identifiable by the use of words such as “anticipate,” “believe,” “continue,” “could,” “endure,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “optimistic,” “outlook,” “pathway,” “pending,” “plan,” “position,” “preliminary,” “remain,” “should,” “will,” “would” or other similar expressions. Forward- looking statements are not a guarantee of future performance or results, are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the information in the forward-looking statements. The COVID-19 pandemic crisis is adversely affecting us, our customers, counterparties, employees, and third-party service providers, and the ultimate extent of the impacts on our business, financial position, results of operations, liquidity, and prospects remains uncertain. Continued deterioration in general business and economic conditions, including further increases in unemployment rates, or turbulence in domestic or global financial markets could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding, lead to a tightening of credit, and further increase stock price volatility. In addition, changes to statutes, regulations, or regulatory policies or practices as a result of, or in response to COVID-19, could affect us in substantial and unpredictable ways. Other factors that may cause such differences include: failures or breaches of or interruptions in the communications and information systems on which we rely to conduct our business; failure of our plans to grow our commercial real estate, commercial and industrial, public finance, SBA and healthcare finance loan portfolios; competition with national, regional and community financial institutions; the loss of any key members of senior management; fluctuations in interest rates; general economic conditions; risks relating to the regulation of financial institutions; and other factors identified in reports we file with the U.S. Securities and Exchange Commission. All statements made in this presentation, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. This presentation contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures, specifically tangible common equity, tangible assets, tangible book value per common share, tangible common equity to tangible assets, net interest income – FTE, net interest margin – FTE and allowance for loan losses to loans, excluding PPP loans, are used by the Company’s management to measure the strength of its capital and analyze profitability, including its ability to generate earnings on tangible capital invested by its shareholders. Although management believes these non-GAAP measures are useful to investors by providing a greater understanding of its business, they should not be considered a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included on the slide at the end of this presentation entitled “Reconciliation of Non-GAAP Financial Measures.” 2

A Pioneer in Branchless Banking • Digital bank with unique business model and over 20 years of operations • Highly scalable technology driven business • Nationwide deposit gathering and asset generation platforms • Attractive lending niches with growth opportunities • History of strong growth and a pathway to greater profitability $4.3B Assets $3.0B Loans $3.4B Deposits 3

Nationwide Branchless Deposit Franchise $538.3 million $3.4 Billion 15.9% Total Deposits* $674.8 million 20% $1,326.7 million 39.2% 28.7% 5-year CAGR* Nationwide consumer, $560.8 million $280.2 million small business and 8.3% 16.6% commercial deposit base Innovative technology and convenience supported by exceptional service Digital business model minimized operational disruptions due to COVID-19 * As of June 30, 2020; $178 million of brokered deposits and $1.7 million of balances in US territories/Armed Forces included in headquarters/Midwest balance 4

Multiple Opportunities to Grow Deposits . Capitalize on the enduring trend toward branchless banking – consumers and small business are increasingly moving their banking business online . Generate an increased level of lower-cost deposits as expansion of small-business, municipal and commercial relationships continue . Selectively target consumer deposits in tech-centric markets – building off success with Gen-Xers . Draw on over 20 years of branchless banking experience to attract more customers with best practices such as dedicated online relationship bankers delivering a superior client experience 5

National and Regional Asset Generation Platform DIVERSIFIED ASSET GENERATION PLATFORM Commercial - National Commercial - Regional . C&I – Central Indiana . Single tenant lease financing . C&I – Arizona . Small business lending . Investor CRE – Central Indiana . Public finance . Construction – Central Indiana . Healthcare finance (via relationship with Lendeavor) Consumer - National . Digital direct-to-consumer mortgages . Specialty lending – horse trailers and RVs 6

Small Business, Big Opportunity . Complementary to existing business lines . Diversifies revenue in a capital efficient manner . Opportunities on both sides of the balance sheet Enhanced Treasury Upgraded Digital SBA Lending Management Capabilities Account Access 7

Entrepreneurial Culture Key to Success First Internet Bank has been recognized for its innovation and is consistently ranked among the best banks to work for, enhancing its ability to attract and retain top talent . American Banker’s “Best Banks to Work For”  Seven years in a row . “Top Workplaces in Indianapolis” The Indianapolis Star  Six years in a row including being #1 in 2019, #4 in 2018 and #2 on the list in 2017 . “Best Places to Work in Indiana”  Five of last seven years . Top Rated Online Business Bank in 2017 – Advisory HQ . TechPoint 2016 Mira Award “Tech-enabled Company of the Year” . Top 10 finalist – 2016 Indiana Public Company of the year presented by the CFA Society and FEI . Magnify Money ranked #1 amongst 2016 Best Banking Apps (Banker’s “Online Direct Banks”) . Mortgage Technology 2013 awarded top honors in the Online Mortgage Originator category 8

Near-term Profitability Drivers . Continued deposit repricing opportunity combined with stabilized asset yields provides significant opportunity to increase net interest income and net interest margin . Accelerated build-out of SBA platform – sales and operations hiring has increased due to competitor dislocation in the marketplace – six months ahead of original plan . Residential mortgage originations expected to remain strong in the continued low interest rate environment . Continue to remain cautiously optimistic regarding the impact of the COVID-19 pandemic on the credit quality of the loan portfolio . Expecting to manage cash balances downwards to target a smaller balance sheet by year end 9

Second Quarter 2020 Highlights . Diluted EPS of $0.40 Earnings . Net income of $3.9 million . Total revenue of $19.4 million . Cost of interest-bearing deposits declined 30 bps from 1Q20 to 1.94% 1 Key Operating . Allowance for loan losses / total loans, excluding PPP, increased to 0.84% Trends . Accelerated SBA platform build-out through sales and operations hires . Asset quality remained solid with NPAs to total assets of 0.24% Disciplined . Loan balances increased by $81.6 million from 1Q20, driven by $58.9 Balance Sheet million of PPP balances Management . Sold $11.5 million of SBA 7(a) guaranteed loans . Continued strong on- and off-balance sheet liquidity to manage impact of COVID-19 environment Liquidity and Capital . Deposit balances up $202.8 million from 1Q20 . Regulatory capital ratios remained strong 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix 10 10

Loan Portfolio Overview . Total loans increased $81.6 million, or 2.8%, compared to 1Q20, and increased $112.5 million, or 3.9%, year-over-year . Commercial loan balances increased $98.9 million, or 4.3%, compared to 1Q20 as growth in small business (PPP loans), public finance, and construction lending was partially offset by lower commercial and industrial loan balances . Consumer loan balances declined $16.2 million, or 3.0%, due primarily to increased residential mortgage prepayment activity Loan Portfolio Mix Dollars in millions $2,963.5 $2,973.7 $2,716.2 6% 6% 3% 7% 2% 1 2% Commercial and Industrial Commercial Real Estate $2,091.0 34% 33% 9% 34% Single Tenant Lease Financing 2% Public Finance Healthcare Finance 38% $1,250.8 23% 22% Small Business Lending 13% 26% 5% Residential Mortgage/HE/HELOCs 22% 4% 10% 13% Consumer 49% 1% 2% 2% 4% 16% 16% 11% 8% 19% 14% 11% 10% 10% 10% 2016 2017 2018 2019 2Q20 11 1 Includes commercial and industrial and owner-occupied commercial real estate balances

Deposit Composition . Total deposits increased $202.3 million, or 6.4%, compared to 1Q20, and $374.5 million, or 12.5%, year- over-year . Quarterly money market growth of $311.2 million, including $219.3 million in small business . CD and brokered deposit balances decreased $161.2 million compared to 1Q20 . Cost of interest-bearing deposits declined 30 bps from 1Q20 to 1.94% Total Deposits - $3.4 Billion Total Non-Time Deposits - $1.5 Billion As of June 30, 2020 As of June 30, 20201 $82.9 2% $265.0 $152.4 $43.4 17% 5% 1% $498.5 $1,860.2 33% $107.9 55% 7% $1,241.9 37% $649.1 43% Noninterest-bearing deposits Interest-bearing demand deposits Savings accounts Money market accounts Commercial Public funds Small business Consumer Certificates and brokered deposits 1 Total non-time deposits excludes brokered non-time deposits 12

Net Interest Income and Net Interest Margin . Interest income earned on loans, securities and Net Interest Income – GAAP and FTE1 cash balances declined primarily due to the Dollars in millions impact of lower interest rates following the GAAP FTE $17.7 $16.8 $16.9 Federal Reserve rate cuts in March $16.6 $15.9 . Interest expense on deposits declined as: 1) higher cost CDs matured and were replaced $16.1 $15.2 $15.4 $15.0 $14.4 with deposits at lower rates; and 2) money market rates were lowered substantially 2Q19 3Q19 4Q19 1Q20 2Q20 Yield on Loans and Cost of Deposits NIM – GAAP and FTE1 GAAP FTE 4.24% 4.18% 4.20% 4.11% 4.00% 1.91% 1.70% 1.67% 1.65% 1.50% 2.39% 2.40% 2.35% 2.24% 1.94% 1.73% 1.54% 1.51% 1.50% 1.37% 2Q19 3Q19 4Q19 1Q20 2Q20 2Q19 3Q19 4Q19 1Q20 2Q20 Yield on loans Cost of interest-bearing deposits 13 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix

Net Interest Margin Drivers . Linked quarter NIM decline primarily attributable to the impact of significantly lower short-term interest rates on loan and securities yields as well as cash balances, which remained elevated during the quarter . Interest-earning asset yields expected to stabilize . Significant opportunity to continue lowering deposit costs . $1.0 billion of CDs with a weighted average cost of 2.18% mature in the next twelve months – replacement cost is currently in the range of 1.00% - 1.05% . Lowered money market rates 60 – 70 bps during 2Q20 and another 10 bps so far in 3Q20 NIM – FTE1 Linked-Quarter Change Monthly Rate Paid on Interest-Bearing Deposits +23 bps 2.33% 1.65% 2.30% 2.27% -24 bps 2.16% 2.10% 1.50% -7 bps 1.93% -7 bps 1.80% Dec-19 Jan-20 Feb-20 Mar-20 Apr-20 May-20 Jun-20 14 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix

Noninterest Income . Noninterest income of $5.0 million compared to $6.2 million in 1Q20 and $3.5 million in 2Q19 . Continued strong mortgage banking revenue of $3.4 million . Gain on sale of loans of $0.8 million, down from 1Q20 . Sold $11.5 million of SBA 7(a) guaranteed loans in 2Q20 . No portfolio loan sales during 2Q20 due to market conditions Noninterest Income Noninterest Income 2Q20 Dollars in millions $0.4 $6.2 $0.2 $5.6 $5.4 $0.2 $5.0 $0.8 $3.5 $3.4 Mortgage banking activities Gain on sale of loans Service charges and fees Net loan servicing revenue 2Q19 3Q19 4Q19 1Q20 2Q20 Other 15

Noninterest Expense . Noninterest expense of $13.2 million compared to $13.5 million in 1Q20 . Lower consulting and professional fees, loan expenses and deposit insurance premium were partially offset by higher other expenses . Increase in other expenses driven by $250,000 charitable contribution to help small businesses and nonprofits address the economic challenges of the COVID-19 pandemic . Noninterest expense / average assets remains well below the industry average Noninterest Expense Noninterest Expense / Average Assets Dollars in millions $13.5 $13.2 1.32% $12.6 1.23% 1.22% 1.22% $11.7 $11.2 1.11% 2Q19 3Q19 4Q19 1Q20 2Q20 2Q19 3Q19 4Q19 1Q20 2Q20 16

Asset Quality . Asset quality metrics remain among the industry’s best, driven by a strong credit culture and lower-risk asset classes . Allowance for loan losses to total loans increased to 0.82% in 2Q20, or 0.84% excluding PPP loans1, from 0.79% in 1Q20, due primarily to adjustments to qualitative factors . Quarterly provision for loan losses of $2.5 million, up from $1.5 million in 1Q20 . Net charge-offs to average loans of 0.12%, up from 0.06% in 1Q20, due primarily to one charge-off in the healthcare finance portfolio, partially offset by increased recoveries NPLs / Total Loans NPAs / Total Assets Net Charge-Offs / Average Loans 0.26% 0.28% 0.23% 0.24% 0.22% 0.23% 0.20% 0.21% 0.19% 0.20% 0.15% 0.12% 0.06% 0.04% 0.04% 2Q19 3Q19 4Q19 1Q20 2Q20 2Q19 3Q19 4Q19 1Q20 2Q20 2Q19 3Q19 4Q19 1Q20 2Q20 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix 17

Liquidity and Capital . Regulatory capital ratios remained strong at the Company and Bank levels . Expect to have sufficient liquidity, supplemented by access to multiple funding sources, to handle the current economic impact of COVID-19 . Increase in cash balances and PPP loans impacted the Company’s tangible common equity to tangible assets by approximately 35 bps Tangible Book Value Per Share1 Regulatory Capital Ratios – June 30, 20202 Company Bank $30.82 $30.92 Total shareholders' equity to assets 7.12% 7.85% $27.93 $26.09 Tangible common equity to tangible assets1 7.01% 7.75% $23.04 Tier 1 leverage ratio 7.50% 8.22% $22.24 $20.74 Common equity tier 1 capital ratio 10.97% 12.05% $19.38 Tier 1 capital ratio 10.97% 12.05% Total risk-based capital ratio 14.16% 12.88% 2013 2014 2015 2016 2017 2018 2019 2Q20 1 See Reconciliation of Non-GAAP Financial Measures 2 Regulatory capital ratios are preliminary pending filing of the Company’s and Bank’s regulatory reports 18

Exposure to COVID-19 Impacted Industries Small Loan exposure to impacted industries Single Tenant C&I & Business (As of June 30, 2020, dollars in millions) Lease Financing OOCRE Lending Construction Quick service restaurants $227.1 $2.7 Full service restaurants $214.3 $3.3 $4.5 Hotels / accommodations $10.1 $6.7 Healthcare and social assistance1 $9.0 $1.9 $11.3 Consumer services (education, childcare, $26.9 $6.4 $2.4 religious orgs., arts and entertainment) Total $441.4 $39.2 $25.6 $20.4 Percentage on deferral programs 53% 44% 6% 0% No exposure to airlines, cruise ships, oil & gas, multifamily, shopping malls and office buildings 1 Represents loans separate from healthcare finance portfolio 19

Loan Deferral Summary . Loan deferral balances have moved lower since peaking in late-May at $647.2 million . All borrowers coming off deferral programs have resumed making scheduled loan payments . Significant portion of single tenant deferrals are scheduled to resume payments in August Deferrals As of As of As of As of % of Balances (Dollars in millions) April 17, 2020 May 15, 2020 June 19, 2020 July 17, 2020 with Deferrals1 Commercial and industrial $15.4 $15.9 $15.9 $1.7 2.1% Single tenant lease financing $11.8 $259.0 $273.7 $276.8 28.2% Owner-occupied CRE $6.0 $16.2 $16.2 $19.3 22.2% Investor CRE $0.0 $0.4 $0.4 $0.4 3.1% Healthcare finance $289.1 $297.0 $192.0 $57.8 15.2% Small business $21.7 $23.7 $23.8 $1.8 1.5% Total commercial $344.0 $612.2 $522.0 $357.8 15.0% Residential mortgage $8.9 $12.0 $10.2 $5.6 3.0% Home equity $0.3 $0.4 $0.4 $0.2 1.0% Other consumer $7.8 $9.0 $4.6 $2.2 0.8% Total consumer $17.0 $21.4 $15.2 $8.0 1.6% Total loans with deferrals $361.0 $633.6 $537.2 $365.8 12.6% As a % of total loans 12.5% 21.9% 18.6% 12.6% 1 As of July 17, 2020 20

Single Tenant Lease Financing Portfolio mix by major tenant . $980.3 million in balances as of June 30, 2020 Red Lobster . Long term financing of single tenant properties occupied 7% ICWG by historically strong national and regional tenants 7% Wendy's . Weighted-average portfolio LTV of 54% (55% for loans 6% Burger King on deferral) Walgreens 5% . Average loan size of $1.4 million 55% Bob Evans 4% Dollar General . Strong historical credit performance 4% CVS . Restaurant properties account for 85% of deferrals 3% Kum & Go . 4% No delinquencies for performing loans not on deferral 3% 7-Eleven 2% programs Other Portfolio mix by major vertical Portfolio mix by geography 2% 1% 1% Quick Service Restaurants Full Service 6% Restaurants 9% 23% Auto Parts/ Repair/Car Wash 12% 6% Convenience/Fuel 21% Pharmacies 9% Specialty Retailers Dollar Stores 23% 38% 11% 22% Medical Bank Branches 16% Other 21

Public Finance Borrower mix by credit rating . $647.1 million in balances as of June 30, 2020 1% . Provides a range of credit solutions for government and 3% 5% AAA/Aaa 5% not-for-profit entities AA+/Aa1 . Borrowers’ needs include short-term financing, debt AA/Aa2 AA-/Aa3 refinancing, infrastructure improvements, economic 46% A+/A1 development and equipment financing 21% A/A2 . Federal stimulus funds provide relief from tax revenue A-/A3 declines and/or delays caused by the COVID-19 crisis BBB+/Baa1 6% BBB/Baa2 . No delinquencies or losses since inception 6% BB+/Ba1 BB/Ba2 . No borrowers currently receiving payment deferrals 3% 1% Non-Rated 1% 2% Portfolio mix by repayment source Portfolio mix by state General Obligation 6% 3% IN OK 3% Essential use equipment 19% loans 3% Utilities Revenue 1% OH MO Lease rental revenue 5% 31% 2% Tax Incremental Financing 3% MI GA (TIF) districts 3% 56% 6% Public higher ed facilities - Revenue 4% Sales tax, food and bev tax, LA WI 6% hotel tax Municipally owned health 5% care facilities 10% Income Tax supported loans 7% Other 16% Public higher ed facilities - 11% G.O. Others 22

Healthcare Finance Portfolio mix by borrower . $381.0 million in balances as of June 30, 2020 1% . Loan portfolio focused primarily on dental practices with 6% some exposure to veterinary practices and other specialties Dentists . Borrowers’ needs include practice finance or acquisition, acquiring or refinancing owner-occupied CRE, equipment purchases and project loans 93% Veterinarians . Average loan size of $612,000 . Balances on deferral programs down over 80% from late- May peak with additional improvement expected in August Other Portfolio mix by borrower use Portfolio mix by State 1% <1% CA 5% Practice Refi or Acquisition TX 14% Owner 28% Occupied NY 80% CRE 46% Projects AZ Equipment 12% OR All others Start Up 6% 3% 5% 23

C&I and Owner-Occupied Commercial Real Estate . $168.6 million in combined balances as of June 30, 2020 Portfolio Mix by State . Current C&I LOC utilization of 34% 2% 5% IN . Average loan sizes 5% AZ . C&I: $346,000 5% . Owner-occupied CRE: $1.0 million IL 56% . Exited relationships totaling in excess of $50 million over the 27% OH last two years to de-risk the portfolio MD . 12.5% of balances are on payment deferral programs as of July 17, 2020 All others Portfolio by Loan Type Portfolio Mix by Major Industry Services 27% C&I - Term 29% 35% Construction C&I - Line of Real Estate 52% credit Owner-occupied Manufacturing 9% CRE 14% 10% Retail 13% 11% All others 24

Small Business Lending . $118.5 million in balances as of June 30, 2020 Portfolio Mix by State . Approved and funded 449 loans totaling $58.9 million to date IN under the Paycheck Protection Program 21% . SBA will be making scheduled loan payments for 7(a) IL program borrowers for a six month period 49% 5% CA . These payments will be made following deferral programs offered to borrowers impacted by COVID-19 9% AZ 16% All others PPP Loans by Customer Type Portfolio Mix by Major Industry 7% Food and C&I 16% Lodging Services 29% 42% 21% SMB/Commercial Retail Deposits Real Estate 26% Healthcare Manufacturing Finance 9% 30% Construction 6% SBA 6% 8% All others 25

Residential Mortgage . $231.3 million in balances as of June 30, 2020 National Portfolio with (includes home equity balances) Midwest Concentration . Direct-to-consumer originations centrally located at corporate headquarters . Focused on high quality borrowers 24% 10% 55% . Avg. loan size of $183,500 . Avg. credit score at orig. of 763 . Avg. LTV at origination of 70% . Strong historical credit performance 4% 7% . 2.5% of balances are on payment deferral programs as of July 17, 2020 Concentration by State Concentration by Loan Type State Percentage Loan Type Percentage Indiana 52% Single Family Residential 74% California 18% SFR Construction to New York 4% Permanent 16% Florida 3% Home Equity – LOC 8% Arizona 2% Home Equity – Closed End 2% All other states 21% 26

Specialty Consumer . $291.6 million in balances as of June 30, 2020 Geographically Diverse Portfolio . Direct-to-consumer and nationwide dealer network originations . Focused on high quality borrowers 22% 10% . Avg. credit score at orig. of 779 18% . Avg. loan size of $19,300 . Strong historical credit performance . Less than 1% of balances are on payment deferral 22% 28% programs as of July 17, 2020 Concentration by State Concentration by Loan Type State Percentage Loan Type Percentage Texas 15% Trailers 50% California 12% Recreational Vehicles 35% Florida 6% Other consumer 15% North Carolina 4% Colorado 4% All other states 59% 27

Long-term Strategy . Manage balance sheet growth and deploy excess liquidity to fund loan growth and/or higher-cost deposit runoff . Continued loan production combined with loan sales to enhance noninterest income and improve the mix of earning assets . Build capital through improved profitability and disciplined balance sheet management . Net interest margin expansion through lower deposit costs, managing loan pricing and portfolio composition . Continue to build out nationwide SBA platform, capitalizing on opportunities on both sides of the balance sheet . Increase noninterest income through SBA gain on sale and loan servicing revenue . Retain higher yielding loan balances . Continue to grow small business deposits . Following successful results in mortgage, implement technology to enhance the customer experience and workflow process in commercial and small business lending . Maintain top quartile asset quality 28

Appendix 29

Loan Portfolio Composition

Dollars in thousands	2017	2018	2019	1Q20	2Q20
Commercial loans					
Commerical and industrial	$ 122,940	$ 107,405	$ 96,420	$ 95,227	$ 81,687
Owner-occupied commercial real estate	75,768	77,569	86,726	87,956	86,897
Investor commerical real estate	7,273	5,391	12,567	13,421	13,286
Construction	49,213	39,916	60,274	64,581	77,591
Single tenant lease financing	803,299	919,440	995,879	972,275	980,292
Public finance	438,341	706,342	687,094	627,678	647,107
Healthcare finance	31,573	117,007	300,612	372,266	380,956
Small business lending	4,870	17,370	47,787	54,056	118,526
Total commercial loans	1,528,407	1,990,440	2,287,359	2,287,460	2,386,342
Consumer loans					
Residential mortgage	299,935	399,898	313,849	218,730	208,728
Home equity	30,554	28,735	24,306	23,855	22,640
Trailers	101,369	136,620	146,734	148,700	147,326
Recreational vehicles	69,196	91,912	102,702	103,868	102,088
Other consumer loans	56,968	51,239	45,873	44,037	42,218
Total consumer loans	558,022	708,404	633,464	539,190	523,000
Net def. loan fees, prem., disc. and other[1]	4,764	17,384	42,724	65,443	64,332
Total Loans	$ 2,091,193	$ 2,716,228	$ 2,963,547	$ 2,892,093	$ 2,973,674

[1] Includes carrying value adjustments of $46.0 million related to terminated interest rate swaps associated with public finance loans as of June 30, 2020 and $44.6 million, $21.4 million, $5.0 million and $0.3 million as of March 31, 2020, December 31, 2019, December 31, 2018 and December 31, 2017, respectively, related to interest rate swaps associated with public finance loans.

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Reconciliation of Non-GAAP Financial Measures

Dollars in thousands	2Q19	3Q19	4Q19	1Q20	2Q20
Total equity - GAAP	$296,120	$295,140	$304,913	$305,127	$307,711
Adjustments:					
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible common equity	$291,433	$290,453	$300,226	$300,440	$303,024
Total assets - GAAP	$3,958,829	$4,095,491	$4,100,083	$4,168,146	$4,324,600
Adjustments:					
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible assets	$3,954,142	$4,090,804	$4,095,396	$4,163,459	$4,319,913
Common shares outstanding	10,016,458	9,741,800	9,741,800	9,801,825	9,799,047
Book value per common share	$29.56	$30.30	$31.30	$31.13	$31.40
Effect of goodwill	(0.46)	(0.48)	(0.48)	(0.48)	(0.48)
Tangible book value per common share	$29.10	$29.82	$30.82	$30.65	$30.92
Total shareholders' equity to assets	7.48%	7.21%	7.44%	7.32%	7.12%
Effect of goodwill	(0.11%)	(0.11%)	(0.11%)	(0.10%)	(0.11%)
Tangible common equity to tangible assets	7.37%	7.10%	7.33%	7.22%	7.01%
Net interest income	$16,105	$15,244	$15,374	$15,018	$14,426
Adjustments:					
Fully-taxable equivalent adjustments [1]	1,612	1,595	1,570	1,535	1,437
Net interest income - FTE	$17,717	$16,839	$16,944	$16,553	$15,863
Net interest margin	1.73%	1.54%	1.51%	1.50%	1.37%
Adjustments:					
Effect of fully-taxable equivalent adjustments [1]	0.18%	0.16%	0.16%	0.15%	0.13%
Net interest margin - FTE	1.91%	1.70%	1.67%	1.65%	1.50%
Allowance for loan losses	$19,976	$21,683	$21,840	$22,857	$24,465
Loans	$2,861,156	$2,881,272	$2,963,547	$2,892,093	$2,973,674
Adjustments:					
PPP loans	-	-	-	-	(58,948)
Loans, excluding PPP loans	$2,861,156	$2,881,272	$2,963,547	$2,892,093	$2,914,726
Allowance for loan losses to loans	0.70%	0.75%	0.74%	0.79%	0.82%
Effect of PPP loans	0.00%	0.00%	0.00%	0.00%	0.02%
Allowance for loan losses to loans, excluding PPP loans	0.70%	0.75%	0.74%	0.79%	0.84%

[1] Assuming a 21% tax rate

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